Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of Amendment No. 2 of the Registration Statement (No. 333-147294, filed on January 31, 2008), on Form S-1 of CS China Acquisition Corp., our report dated October 31, 2007, with respect to the financial statements of CS China Acquisition Corp. as of October 31, 2007 and for the period September 24, 2007 (inception) to October 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York
January 31, 2008